Exhibit 10.17

THIRD AMENDMENT TO PROMISSORY NOTE

This THIRD AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made and entered into to be effective as of June 23, 2004 (the “Effective Date”), by and among STRATUS PROPERTIES INC., a Delaware corporation, STRATUS PROPERTIES OPERATING CO., L.P., a Delaware limited partnership, CIRCLE C LAND, L.P., a Texas limited partnership, f/k/a Circle C Land Corp., and AUSTIN 290 PROPERTIES, INC., a Texas corporation (herein individually and collectively referred to as the “Borrower”), and COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank-Texas (herein referred to as the “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower, as Maker, executed that certain Promissory Note dated December 16, 1999, in the original principal amount of $20,000,000.00 U.S., in favor of and payable to the order of Lender, as Payee, which Promissory Note evidences a loan (the “Loan”) made by Lender to Borrower in connection with and pursuant to that certain Loan Agreement dated December 16, 1999, executed by and among, Borrower and Lender, as amended by (i) that certain Amendment to Loan Agreement dated December 27, 2000, by and between Borrower and Lender (the "First Loan Modification"), (ii) that certain Second Amendment to Loan Agreement dated December 18, 2001 (the "Second Loan Modification") executed by and between Borrower and Lender, (iii) that certain Third Modification and Extension Agreement dated effective June 30, 2003 (the "Third Extension") executed by and between Borrower and Lender and (iv) that certain Third Amendment to Loan Agreement dated of even date with this Amendment (the "Third Loan Modification"), executed by and between Borrower and Lender, (said loan agreement, as amended by the First Loan Modification, Second Loan Modification, Third Extension and Third Loan Modification, is herein called the “Loan Agreement”); and

WHEREAS, Borrower and Lender entered into (i) that certain Amendment to Promissory Note (the “First Note Amendment”) dated effective as of December 27, 2000, which, among other things, amended the face amount of the Promissory Note to $10,000,000.00 and added a revolving feature pursuant to the satisfaction of certain terms and conditions and extended the maturity date to December 16, 2002, (ii) that certain Second Amendment to Promissory Note (the “Second Note Amendment”) dated effective as of December 18, 2001, which, among other things, amended the face amount of the Promissory Note to $5,000,000.00 and extended the maturity date to April 16, 2004 and (iii) the Third Extension, which, among other things, extended the maturity date to November 30, 2005; and

WHEREAS, Borrower and Lender desire to enter into this Amendment in order to further modify and amend certain terms and provisions of the Promissory Note (said note, as amended by the First Note Amendment, Second Note Amendment, Third Extension and this Amendment, is herein called the “Note”); and

WHEREAS, the Note is secured by, among other things and without limitation, the deeds of trust, assignments and other items referenced in Section 5.1 of the Note and in that certain Third Modification Agreement dated of even date with this Amendment executed by and between Borrower and Lender, subject to recorded partial releases of lien previously executed by Lender (collectively, the “Lien Instruments”); and

WHEREAS, Borrower hereby acknowledges that (i) Borrower is obligated to Lender under the Note, the Lien Instruments and the other Loan Documents (as such term is defined in Section 5.1 of the Note), (ii) Borrower has no defense, offset or counterclaim with respect to the sums owed to Lender under the Note, the Lien Instruments and the other Loan Documents, or with respect to any covenant in the Note, the Loan Agreement, the Lien Instruments, this Amendment or any of the other Loan Documents, and (iii) Lender, on and as of the date hereof, has fully performed all obligations to Borrower which Lender may have had or has on and as of the date hereof; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.

Recitals.  The recitals set forth above are true, accurate and correct, and are incorporated herein by this reference.

2.

Capitalized Terms.  Any capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

3.

Outstanding Principal Balance of the Note.  Borrower and Lender hereby acknowledge that the outstanding principal balance of the Note as of the Effective Date is $2,072,969.00.

4.

Restatement, Modification and Extension of Note.  Borrower and Lender hereby agree to restate, modify and extend the Note as follows:

4.1

Revolving Nature of the Note.  The Note continues as a revolving promissory note, such that, prior to the Maturity Date, a portion of the principal balance of the Note which has been repaid may be reborrowed; provided, however, that the following conditions are satisfied: (i) no default or event of default exists and is continuing under the Note or any of the other Loan Documents; (ii) the outstanding principal balance of the Note does not at any time (and shall at no time) exceed the sum of $5,000,000.00; and (iii) all additional terms and conditions set forth in the Loan Agreement with respect to Advances under the Note shall have been satisfied.

4.2

Deletion of Discretionary Advance Provision.  Section 3.3 of the the Second Amendment is hereby be deleted, and any and all Advances under the Note shall be subject to the terms and conditions set forth in the Loan Agreement with respect to Advances under the Note.

4.3

Restatement of Sections II through IV of the Note.  The following Articles II through IV shall replace in their entirety Articles II through IV of the Note, which shall be deleted and of no further force and effect.

“II.

Definitions.

“Applicable Margin” means one-half percent (0.5%) for the Base Rate Balance and two and one-half percent (2.5%) for each LIBOR Balance.

“Applicable Rate” means (a) with respect to the Base Rate Balance outstanding from time to time, a fluctuating per annum rate of interest equal to the Base Rate plus the Applicable Margin and (b) with respect to each LIBOR Balance, a per annum rate of interest equal to the LIBOR Rate for the LIBOR Interest Period then in effect with respect to such LIBOR Balance plus the Applicable Margin, but in no event more than the Maximum Lawful Rate; provided, however, in no event will the Applicable Rate ever be less than five percent (5.0%) per annum.

“Base Rate” means that annual rate of interest which is equal to the greater of the annual rate of interest designated by Payee as its base or prime rate which is charged by Payee from time to time or a variable per annum rate of interest determined from day to day which equals the sum of 1% plus the average per annum rate of interest on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (“Overnight Transactions”) transacted on the immediately preceding Business Day, as published by the Federal Reserve Bank of New York, or, if such interest rate is not so published for any Business Day, the average of the per annum interest rate quotations for Overnight Transactions received by Payee (or, at its option, the Reference Payee) for such Business Day from three Federal funds brokers of recognized standing selected by Payee (or, at its option, the Reference Payee). Payee's Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Payee to any of its customers.  Payee may make commercial loans at rates of interest at, above or below its Base Rate.

“Base Rate Balance” means each portion of the unpaid principal balance of this Note designated by Maker to bear interest at a rate determined with respect to the Base Rate.

“Business Day” means any day other than a Saturday, Sunday or holiday, on which Payee and the Reference Payee are open to carry on all or substantially all of their normal commercial lending business.

“Charges” means all fees and charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Payee in connection with the transactions relating to this Note and the Indebtedness, which are treated as interest under applicable law.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

“Default Rate” means at any time of determination thereof with respect to the applicable portion of the Indebtedness evidenced by this Note, a per annum rate of interest equal to the sum of the Applicable Rate then in effect plus six percent (6.0%), but not more than the Maximum Lawful Rate.

“Event of Default” has the meaning given to the term in the Loan Agreement, which definition is hereby incorporated into this Note for all purposes by this reference.

“Indebtedness” means (i) the principal of, interest on, or other sums evidenced by this Note or the Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Payee, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured thereby (it being contemplated by Maker and Payee that such future indebtedness may be incurred); and (iv) any and all other indebtedness, obligations, and liabilities of any kind or character of Maker to Payee, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, voluntarily or involuntarily incurred, known or unknown, or originally payable to Payee or to a third party and subsequently acquired by Payee, including, without limitation, (A) late charges, loan fees or charges, and overdraft indebtedness, (B) costs incurred by Payee in establishing, determining, continuing or defending the validity or priority of any Lien or in pursuing any of its rights or remedies under any Loan Document or in connection with any proceeding involving Payee as a result of any financial accommodation to Maker, (C) debts, obligations and liabilities for which Maker would otherwise be liable to Payee were it not for the invalidity or unenforceability of them by reason of any Debtor Relief Law or for any other reason, and (D) reasonable costs and expenses of attorneys and paralegals, whether any suit or other action is instituted, and court costs if suit or action is instituted (whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in any Debtor Relief Law proceeding, in administrative proceedings, in probate proceedings or otherwise); (v) any of the foregoing indebtedness, obligations, and liabilities to Payee of Maker as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Maker as principal, surety, endorser, guarantor, accommodation party or otherwise; and (vi) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of any of the foregoing, it being contemplated by Maker and Payee that Maker may hereafter become indebted to Payee in further sum or sums.  Notwithstanding the foregoing provisions of this definition, the Loan Documents shall not secure any such other Indebtedness with respect to which Payee is by applicable law prohibited from obtaining a lien on real estate.  Further, the term “Indebtedness” shall not operate or be effective to constitute or require any assumption or payment by any Person, in any way, of any debt or obligation of any other Person to the extent that the same would violate or exceed the limit provided in any applicable usury or other law or include any consumer loan to the extent treatment of such loan or extension of credit as part of the Indebtedness would violate any Governmental Requirement.

“Interest Notice” means a written notice from Maker in form and content satisfactory to Payee specifying the Interest Option(s) and the respective amounts of the Base Rate Balance and each LIBOR Balance designated by Maker for such advance.

“Interest Option” means Maker's right, exercisable from time to time, to designate a portion of the outstanding principal balance of this Note as a “Base Rate Balance” and to designate one or more portions of the unpaid principal balance of this Note as a “LIBOR Balance.”

“LIBOR Balance” means each portion of the unpaid principal balance of this Note designated by Maker to bear interest at a rate determined with respect to a LIBOR Rate.

“LIBOR Business Day” as used herein, shall mean a Business Day on which dealings in U.S. dollars are carried out in the London interbank market of United States Dollar deposits selected by Payee or Reference Payee (or, if applicable, the Reference Payee's designated LIBOR lending office).

“LIBOR Interest Period” means, with respect to the applicable LIBOR Balance, a period commencing on the date (which must be a LIBOR Business Day) upon which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance begins to accrue interest at the applicable LIBOR Rate plus the Applicable Margin (or, in the case of a rollover to a successive LIBOR Interest Period, the last day of the immediately preceding LIBOR Interest Period) and ending 30, 60, 90, 120, 180 or 360 days after the commencement date (as designated in the Interest Notice); provided, that: (i) any LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day (unless such LIBOR Business Day falls in another calendar month, in which case, such LIBOR Interest Period shall end on the next preceding LIBOR Business Day); and (ii) any LIBOR Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period shall end on the last LIBOR Business Day of such last calendar month; and (iii) no LIBOR Interest Period shall extend beyond the Maturity Date.

“LIBOR Rate” means, with respect to the applicable LIBOR Interest Period and applicable LIBOR Balance, the quotient of the following (rounded upwards, if necessary, to the nearest 1/16 of 1%): (a) the interest rate determined by Payee or Reference Payee (which determination shall be conclusive) to be the per annum interest rate at which deposits in immediately available funds in U.S. dollars are offered to prime banks in the London interbank market of United States Dollar deposits selected by Payee or Reference Payee (or, if applicable, by the Reference Payee's designated LIBOR lending office) for delivery on the first day of such LIBOR Interest Period for a period equal to the length of such LIBOR Interest Period, divided by (b) a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate during such interest period at which Payee or the Reference Payee (or, if applicable, the Reference Payee's designated LIBOR lending office) is required to maintain reserves on “Eurocurrency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or designation is modified, and as long as Payee or the Reference Payee (or, if applicable, the Reference Payee's designated LIBOR lending office) is required to maintain reserves against a category of liabilities which includes LIBOR deposits or includes a category of assets which includes LIBOR loans, the rate at which such reserves are required to be maintained on such category.

“Loan Agreement” means that certain Loan Agreement between Maker and Payee originally dated December 16, 1999, as amended by (i) that certain Amendment to Loan Agreement dated December 27, 2000, by and between Maker and Payee, (ii) that certain Second Amendment to Loan Agreement dated December 18, 2001 executed by and between Maker and Payee, (iii) that certain Third Modification and Extension Agreement dated effective June 30, 2003 executed by and between Maker and Payee and (iv) that certain Third Amendment to Loan Agreement dated as of June 23, 2004 executed by and between Maker and Payee, and as may be further amended from time to time.

“Maturity Date” means May 30, 2006, subject, however, in all events to the right of acceleration prior to the Maturity Date as provided for in this Note and the other Loan Documents.

“Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the loan evidenced by this Note and the Loan Documents.  To the extent that Payee is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, Payee will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Payee will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect.

“Reference Payee” means Comerica Bank, a Michigan banking corporation, its successors and assigns.

“$25,000,000.00 Revolving Credit Note” means that Promissory Note originally dated December 16, 1999 in the original principal amount of $10,000,000.00, executed by Maker for the benefit of Payee, as amended by (i) that certain Amendment to Revolving Credit Note dated effective as of December 27, 2000, whereby, among other things, the face amount was increased to $20,000,000.00, (ii) that certain Second Amendment to Revolving Credit Note dated effective December 18, 2001, whereby the face amount was increased to $25,000,000.00, (iii) that certain Third Modification and Extension Agreement dated effective June 30, 2003, executed by and between Maker and Payee and (iv) that certain Third Amendment to Revolving Credit Note dated as of June 23, 2004, executed by and between Maker and Payee, which $25,000,000.00 Revolving Credit Note is cross-defaulted and cross-collateralized with this Note.

III.

INTEREST RATE COMPUTATION.

3.1.

Interest Rate.  Except as otherwise provided herein, interest on the principal balance of this Note outstanding from time to time shall accrue at a per annum rate equal to the lesser of (a) the Applicable Rate or (b) the Maximum Lawful Rate until maturity, whether by acceleration or otherwise, or until an Event of Default occurs and after that at the Default Rate (but in no event in excess of the Maximum Lawful Rate).

3.2.

Default Rate.  Upon the occurrence of an Event of Default hereunder or under any of the Loan Documents, at the option of the Payee, the principal balance of this Note then outstanding shall bear interest at the Default Rate for the period beginning with the date of occurrence of such Event of Default.

3.3.

Interest Limitation Recoupment.  Notwithstanding anything in this Note to the contrary, if at any time (i) interest at the Applicable Rate, (ii) interest at the Default Rate, if applicable, and (iii) the Charges computed over the full term of this Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate; provided, however, that any subsequent reduction in any applicable reference rate shall not cause a reduction of the rate of interest payable hereunder below the Maximum Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Applicable Rate if such interest rate had at all times been in effect.

3.4.

 Computation Period.  Except for the computation of the Maximum Lawful Rate which shall be undertaken on the basis of a 365- or 366-day year, as the case may be, interest on the indebtedness evidenced by this Note shall be computed on the basis of a 360-day year and shall accrue on the actual number of days any principal balance hereof is outstanding.

3.5.

Interest Rate Changes.  Interest rate changes will be effective for interest computation purposes as and when the Maximum Lawful Rate or the Applicable Rate, as applicable, changes.

3.6.

LIBOR Rate Provisions.

(a)

The Interest Option shall be exercisable by Maker subject to the other limitations in this Note on Maker's option to designate a portion of the unpaid principal balance hereof as a LIBOR Balance and only in the manner provided below:

(i)

Before 12:00 noon at least three (3) Business Days prior to the date Maker has requested Payee to make the initial advance upon this Note, Maker shall have given Payee an Interest Notice with respect to such advance.  If the required Interest Notice shall not have been timely received by Payee or fails to designate all or any portion of the unpaid principal amount hereof of the advance as either a Base Rate Balance or a LIBOR Balance in accordance with the terms and provisions of this Note, Maker shall be deemed conclusively to have designated such amounts to be a Base Rate Balance and to have given Payee notice of such designation.

(ii)

At least three (3) LIBOR Business Days prior to the termination of any LIBOR Interest Period for a LIBOR Balance, Maker shall give Payee an Interest Notice specifying the Interest Option which is to be applicable to such LIBOR Balance upon the expiration of such LIBOR Interest Period.  If the required Interest Notice shall not have been timely received by Payee, Maker shall be deemed conclusively to have designated such amount as a Base Rate Balance immediately upon the expiration of such LIBOR Interest Period and to have given Payee notice of such designation.

(iii)

Maker shall have the right, exercisable on any Business Day subject to the terms of this Note, to convert an eligible portion of the Base Rate Balance to a LIBOR Balance by giving Payee an Interest Notice of such designation at least three (3) LIBOR Business Days prior to the effective date of such exercise.  Additionally, upon termination of any LIBOR Interest Period, Maker shall have the right, on any Business Day, to convert all or a portion of such principal amount from the LIBOR Balance to a Base Rate Balance by giving Bank an Interest Notice of such selection at least three (3) LIBOR Business Days prior to effective date of such exercise.

(iv)

There may be no more than five (5) LIBOR Balances in effect at any time.

(v)

Each LIBOR Balance must be, as of the first day of the applicable LIBOR Interest Period, at least $250,000.00.

(vi)

No Event of Default, or condition or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing or exist.

(vii)

Each exercise of an Interest Option to designate a LIBOR Balance to bear interest at an Applicable Rate which is based on the LIBOR Rate shall not be revocable.

(b)

Changes in the Applicable Rate applicable to a Base Rate Balance or a LIBOR Balance shall become effective without prior notice to Maker automatically as of the opening of business on the date of each change in the Base Rate or the LIBOR Rate, as the case may be.

(c)

If Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office) determines that deposits in U.S. dollars (in the applicable amounts) are not being offered to prime banks in the interbank LIBOR market selected by Payee or Reference Bank (or if applicable, the Reference Bank's designated LIBOR lending office) for the applicable LIBOR Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office) of making or maintaining a LIBOR Balance for the applicable LIBOR Interest Period, Payee shall forthwith give notice thereof to Maker, whereupon, until Payee notifies Maker that such circumstances no longer exist, the right of Maker to select an Interest Option based upon a LIBOR Rate shall be suspended, and Maker may only select Interest Options based on the Base Rate.

(d)

If the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payee or Reference Bank (or, if applicable, its designated LIBOR lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impractical for Payee or the Reference Bank (or, if applicable, its designated LIBOR lending office) to make or maintain a LIBOR Balance, Payee shall so notify Maker and any then-existing LIBOR Balance shall automatically convert to a Base Rate Balance either (i) on the last day of the then-current LIBOR Interest Period applicable to such LIBOR Balance, if Payee and Reference Bank (and, if applicable, its designated LIBOR lending office) may lawfully continue to maintain and fund such LIBOR Balance to such day, or (ii) immediately, if Payee or Reference Bank (or, if applicable, its designated LIBOR lending office) may not lawfully continue to maintain such LIBOR Balance to such day.  Further, until Payee notices Maker that such conditions or circumstances no longer exist, the right of Maker to select an Interest Option based on a LIBOR Rate shall be suspended, and Maker may only select Interest Options based on the Base Rate.

(e)

If either (i) the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payee or Reference Bank (or, if applicable, its designated LIBOR lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall subject Payee or Reference Bank (or, if applicable, its designated LIBOR lending office) to any tax (including without limitation any United States interest equalization or similar tax, however named), duty or other charge with respect to any LIBOR Balance, this Note or Payee's or Reference Bank's (or, if applicable, its designated LIBOR lending office's) obligation to compute interest on the principal balance of this Note at a rate based upon a LIBOR Rate, or shall change the basis of taxation of payments to Payee or Reference Bank (or, if applicable, its designated LIBOR lending office) of the principal of or interest on any LIBOR Balance or any other amounts due under this Note in respect of any LIBOR Balance or Payee's or the Reference Bank's (or, if applicable, its designated LIBOR lending office's) obligation to compute the interest on the balance of this Note at a rate based upon a LIBOR Rate, or (ii) any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Payee or Reference Bank (or, if applicable, its designated LIBOR lending office), or shall impose on Payee or the Reference Bank (or, if applicable, its designated LIBOR lending office) or any relevant interbank LIBOR market or exchange any other condition affecting any LIBOR Balance, this Note or Payee's or Reference Bank's (or, if applicable, its designated LIBOR lending office's) obligation to compute the interest on the balance of this Note at a rate based upon a LIBOR Rate; and the result of any of the foregoing is to increase the cost to Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office) of maintaining any LIBOR Balance (not already included in the calculation of LIBOR Rate as defined above), or to reduce the amount of any sum received or receivable by Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office) under or with respect to this Note by an amount deemed by Payee to be material, then upon demand by Payee, Maker shall pay to Payee such additional amount or amounts as will compensate Payee and the Reference Bank (and, if applicable, its designated LIBOR lending office) for such increased cost or reduction.  The Bank will promptly notify Maker of any event of which it has knowledge, occurring after the date hereof, which will entitle Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office) to compensation pursuant to this paragraph.  A certificate of Payee claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid hereunder shall be conclusive in the absence of manifest error.

(f)

If any applicable law, treaty, rule, or regulation (whether domestic or foreign) now or hereafter in effect and whether presently applicable to Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office) or any change therein or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office) therewith or with any guidance, request or directive of any such governmental authority, central bank or comparable agency (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Payee or Reference Bank (or any corporation controlling Payee or Reference Bank), (beyond any already included in the calculation of LIBOR Rate as defined above), and Payee determines that the amount of such capital is increased by or based upon the existence of any obligations of Payee hereunder or the maintaining of any LIBOR Balance hereunder, and such increase has the effect of reducing the rate of return on Payee's or Reference Bank's (or its controlling corporation's) capital as a consequence of such obligations or the maintaining of LIBOR Balances hereunder to a level below that which Payee or Reference Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Maker shall pay to Payee, within fifteen (15) days of receipt by Maker of written notice from Payee demanding such compensation, such additional amounts as are sufficient to compensate Payee or Reference Bank (or its controlling corporation) for any increase in the amount of capital and reduced rate of return which Payee determines to be allocable to the existence of any obligations of Payee hereunder or maintenance of any LIBOR Balances hereunder.  A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by Payee, which is submitted by Payee to Maker shall be conclusive and binding for all purposes absent manifest error.

(g)

Notwithstanding any other term or provisions of this Note to the contrary, Maker may not repay any LIBOR Balance or convert all or any portion of a LIBOR Balance to a Base Rate Balance prior to the expiration of the applicable LIBOR Interest Period, unless (i) such repayment or conversion is specifically required by the terms of this Note, (ii) Payee demands that such repayment or conversion be made, (iii) Payee, in its sole discretion, consents to such repayment or conversion, or (iv) Maker agrees to promptly pay Yield Maintenance (defined below) upon receipt of a calculation for same from Payee.  If for any reason, whether or not consent shall have been given or demand shall have been made by Payee, any LIBOR Balance is repaid or converted prior to the expiration of the corresponding LIBOR Interest Period or any Interest Option which designates a LIBOR Balance is revoked for any reason whatsoever prior to the commencement of the applicable LIBOR Interest Period or Maker fails for any reason to borrow the full amount of any LIBOR Balance for which Maker has exercised an Interest Option, or if for any other reason whatsoever, the basis for determining the Applicable Rate shall be changed from a LIBOR Rate to the Base Rate prior to the expiration of the applicable LIBOR Interest Period, or Maker shall fail to make any payment of principal or interest upon this Note at any time that the Applicable Rate is based on a LIBOR Rate, then Maker shall pay to Payee on demand any amounts required to compensate Payee and Reference Bank (and, if applicable, its designated LIBOR lending office) for any losses, costs or expenses which any of them may incur as a result thereof, including, without limitation, any loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties (referred to herein as “Yield Maintenance”).  Amounts payable by Maker to Payee pursuant to this paragraph (and sometimes referred to herein as Yield Maintenance) may include, without limitation, amounts equal to the excess, if any of (a) the amounts of interest which would have accrued on any amounts so prepaid, refunded, converted or not so borrowed, from the respective dates of prepayment, refund, conversion or failure to borrow through the last day of the relevant LIBOR Interest Periods at the applicable rates of interest for the applicable LIBOR Balances, as provided under this Note, over (b) the amounts of interest determined by Payee or Reference Bank (or, if applicable, its designated LIBOR lending office) which would have accrued to Payee or Reference Bank (or, if applicable, its designated LIBOR lending office) on such respective amounts by placing such amounts on deposit for comparable periods with leading banks in the interbank LIBOR market selected by Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office).  The calculation of any such amounts under this paragraph shall be made as if Payee or Reference Bank (or, if applicable, the Reference Bank's designated LIBOR lending office) actually funded or committed to fund the relevant LIBOR Balances hereunder through the purchase of underlying deposits in amounts equal to the respective amounts of the applicable LIBOR Balances and having terms comparable to the applicable LIBOR Interest Periods; provided, however, that Payee or Reference Bank may fund LIBOR Balances hereunder in any manner they may elect in their sole discretion, and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this paragraph.  Upon written request by Maker, Payee shall deliver to Maker a certificate setting forth the basis for determining such losses, costs and expenses which certificate shall be conclusive in the absence of manifest error.

(h)

For any LIBOR Balance, if Payee or the Reference Bank shall designate a LIBOR lending office which maintains books separate from those of Payee or the Reference Bank, Payee and the Reference Bank shall have the option of maintaining and carrying such LIBOR Balance on the books of such LIBOR lending office.

IV.

PAYMENTS.

4.1.

Payment Schedule.  This Note shall be due and payable as follows:

(a)

From and after the date hereof, Maker shall pay Payee interest only payments equal to all then accrued but unpaid interest hereon on the fifth (5th) day of each month until the Maturity Date or upon earlier maturity hereof, whether by acceleration or otherwise.

(b)

The entire unpaid principal balance hereof and any and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date or upon earlier maturity hereof, whether by acceleration or otherwise.

4.2.

Late Charge.  In addition to the payments otherwise specified herein, subject to the provisions of Section 5.4 (Interest Limitation) hereof, if Maker fails, refuses or neglects to pay, in full, any installment or portion of the indebtedness evidenced hereby within ten (10) days after the same shall be due and payable, then Maker shall be obligated to pay to Payee a late charge equal to five percent (5%) of the amount of such delinquent payment to-compensate Payee for Maker's default and the additional costs and administrative efforts required by reason of such default.

4.3.

Revolving Credit.  Except as otherwise provided herein and as otherwise limited by the terms of the Loan Agreement, Maker may borrow, repay (provided the outstanding principal balance is at all times a minimum of $1,000.00 or greater) and reborrow hereunder.  The principal amount of each advance made hereunder shall be recorded by Payee on its internal records, each such notation showing the date and amount of each advance.  Each payment of principal or interest made by Maker hereunder shall be recorded by Payee on its internal records, each notation showing the date and amount of such payment of principal or interest.  The aggregate unpaid principal and interest amounts of the advances made hereunder set forth in Payee's internal records shall be prima facie evidence of the principal and interest amounts owing and unpaid hereunder.  Chapter 346 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes) shall not apply to the Indebtedness evidenced by this Note.

4.4

Application.  All payments on this Note shall be applied in accordance with the terms of the Loan Agreement.

4.5

Place.  All payments hereunder shall be made to Payee at its offices located in Dallas County, Texas, at the address of Payee as specified herein or as Payee may from time to time designate in writing to Maker.

4.6

Business Days.  If any payment of principal or interest on this Note shall become due and payable on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day of Payee.  Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

4.7

Legal Tender.  All amounts payable hereunder are payable in immediate lawful money or legal tender of the United States of America without setoff or counterclaim.

4.8

Prepayment.  Maker shall have the right to prepay without premium or penalty at any time the entire unpaid principal balance of this Note and from time to time any portion thereof, but must also pay the amount of then accrued but unpaid interest on the amount of principal being so prepaid.  Any such partial prepayments of principal shall be applied in inverse order of maturity to the last maturing installment(s) of principal.”

5.

Borrower’s Reaffirmation.  Borrower hereby reaffirms all of its obligations under the Note (as amended hereby), the Lien Instruments and the other Loan Documents, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note (as amended hereby), the Lien Instruments or the other Loan Documents.

6.

Continuing Effect; Ratification.  Except as expressly restated and modified by this Amendment, the Note shall remain unchanged and in full force and effect.  The Note, as modified by this Amendment, and all documents, assignments, transfers, liens and security rights pertaining to it, are hereby ratified, reaffirmed and confirmed in all respects as valid, subsisting and continuing in full force and effect.  The Note and this Amendment shall together comprise the Note evidencing the Loan.

7.

No Waiver.  The execution and delivery of this Amendment shall in no way be deemed to be a waiver by Lender of any default or potential default by Borrower under the Note or the other Loan Documents or of any rights, powers or remedies of Lender under the Note or the other Loan Documents, and shall in no way limit, impair or prejudice Lender from exercising any past, present or future right, power or remedy available to it under the Note and the other Loan Documents.

8.

No Novation.  It is the intent of the parties that this Amendment shall not constitute a novation and shall in no way limit, diminish, impair or adversely affect the lien priority of the Lien Instruments.  All of the liens and security interests securing the Loan, including, without limitation, the liens and security interests created by the Lien Instruments, are hereby ratified, reinstated, renewed, confirmed and extended to secure the Loan and the Note as modified hereby.

9.

Binding Effect.  This Amendment shall be binding upon and shall inure to the benefit of Borrower, Lender and any subsequent holder of the Note, and their respective successors and assigns.

10.

Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

11.

Counterpart Execution.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

12.

Notice of Final Agreement.  This Agreement is the entire agreement between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.

THE NOTE, THIS AMENDMENT, THE LOAN AGREEMENT, THE LIEN INSTRUMENTS AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PARTIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment to be effective as of the Effective Date.

BORROWER:

STRATUS PROPERTIES INC.,

a Delaware corporation

By:  \s\ William H. Armstrong, III

William H. Armstrong, III,

Chairman of the Board, President

and Chief Executive Officer

STRATUS PROPERTIES OPERATING CO., L.P., a Delaware limited partnership

By:

STRS L.L.C., a Delaware limited liability company, General Partner

By:

Stratus Properties Inc., a Delaware corporation, its Sole Member

By:  \s\ William H. Armstrong, III

William H. Armstrong, III,

Chairman of the Board,

President and Chief Executive

Officer

CIRCLE C LAND, L.P., a Texas limited partnership, f/k/a Circle C Land Corp.

By:

Circle C GP, L.L.C., a Delaware limited liability company, its general partner

By:

Stratus Properties, Inc., a Delaware corporation, its Sole Member

By:  \s\ William H. Armstrong, III

William H. Armstrong, III,

President

AUSTIN 290 PROPERTIES, INC.,

a Texas corporation

By:  \s\ William H. Armstrong, III

William H. Armstrong, III, President

LENDER:

COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank- Texas

By:  \s\ Shery R. Layne

Name:  Shery R. Layne

Title:  Senior Vice President